QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 20, 2014

Registration No. 001-36478

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

California Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-5670947 (I.R.S. Employer Identification No.)

10889 Wilshire Blvd.
Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:
 310-208-8800

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	The New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        The information required by the following Form 10 Registration Statement items is contained in the sections identified below of the information statement attached hereto as Exhibit 99.1, each of which are incorporated in this Form 10 Registration Statement by reference:

Item 1.    Business

        The information required by this item is contained under the sections "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Arrangements Between Occidental and Our Company" and "Other Related Party Transactions" of the Information Statement. Those sections are incorporated herein by reference.

Item 1A.    Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the Information Statement. That section is incorporated herein by reference.

Item 2.    Financial Information

        The information required by this item is contained under the sections "Summary," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and "Index to Financial Statements and Supplementary Information" of the Information Statement. Those sections are incorporated herein by reference.

Item 3.    Properties

        The information required by this item is contained under the section "Business" of the Information Statement. That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the Information Statement. That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the Information Statement. That section is incorporated herein by reference.

Item 6.    Executive Compensation

        The information required by this item is contained under the section "Executive Compensation" of the Information Statement. That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence

        The information required by this item is contained under the sections "Management," "Executive Compensation," "Arrangements Between Occidental and Our Company" and "Other Related Party Transactions" of the Information Statement. Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings

        The information required by this item is contained under the sections "Business—Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Lawsuits, Claims and Contingencies" of the Information Statement. Those sections are incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "Risk Factors," "The Spin-Off," "Dividend Policy," "Executive Compensation" and "Description of Capital Stock" of the Information Statement. Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities

        The information required by this item is contained under the section "Description of Capital Stock." That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered

        The information required by this item is contained under the section "Description of Capital Stock" of the Information Statement. That section is incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers

        The information required by this item is contained under the section "Description of Capital Stock—Limitation of Liability and Indemnification Matters" of the Information Statement. That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and "Index to Financial Statements and Supplementary Information" of the Information Statement. Those sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15.    Financial Statements and Exhibits

(a)
Financial Statements

        The information required by this item is contained under the section "Index to Financial Statements and Supplementary Information" beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)
Exhibits

        The following documents are filed as exhibits hereto:

Exhibit No.		Description
2.1		Form of Separation and Distribution Agreement between Occidental Petroleum Corporation and California Resources Corporation
3.1	*	Form of Amended and Restated Certificate of Incorporation of California Resources Corporation
3.2	*	Form of Amended and Restated Bylaws of California Resources Corporation
4.1	*	Form of Stockholder's and Registration Rights Agreement
10.1	*	Form of Transition Services Agreement between Occidental Petroleum Corporation and California Resources Corporation
10.2	*	Form of Tax Sharing Agreement between Occidental Petroleum Corporation and California Resources Corporation
10.3		Form of Employee Matters Agreement between Occidental Petroleum Corporation and California Resources Corporation
10.4	*	Form of Intellectual Property License Agreement between Occidental Petroleum Corporation and California Resources Corporation
10.5		Form of California Resources Corporation Long-Term Incentive Plan
10.6	*	Form of Grant Agreements
10.7	*	Form of Indemnification Agreements
10.8	*	Form of Area of Mutual Interest Agreement between Occidental Petroleum Corporation and California Resources Corporation
10.9	*	Form of Confidentiality and Trade Secret Protection Agreement between Occidental Petroleum Corporation and California Resources Corporation
10.10		Agreement for Implementation of an Optimized Waterflood Program for the Long Beach Unit, dated November 5, 1991, by and among the State of California, by and through the State Lands Commission, the City of Long Beach, Atlantic Richfield Company and ARCO Long Beach, Inc.
10.11		Amendment to the Agreement for Implementation of an Optimized Waterflood Program for the Long Beach Unit, dated January 16, 2009, by and among the State of California, by and through the State Lands Commission, the City of Long Beach, and Oxy Long Beach, Inc.
10.12		Contractors' Agreement, by and between the City of Long Beach, Humble Oil & Refining Company, Shell Oil Company, Socony Mobil Oil Company, Inc., Texaco, Inc., Union Oil Company of California, Pauley Petroleum, Inc., Allied Chemical Corporation, Richfield Oil Corporation and Standard Oil Company of California
10.13	*	Retention Payment and Separation Benefits Attachments
21.1	*	List of Subsidiaries of California Resources Corporation
99.1		Information Statement, preliminary and subject to completion, dated August 20, 2014
99.2	**	Report of Independent Petroleum Engineers, Ryder Scott Company, L.P.
99.3		Information extracted from Occidental's Annual Report on Form 10-K for the year ended December 31, 2013.

*
To be filed by amendment.

**
Previously filed.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

California Resources Corporation
By:	/s/ TODD A. STEVENS Todd A. Stevens President and Chief Executive Officer Date: August 20, 2014

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business
  Item 1A. Risk Factors
  Item 2. Financial Information
  Item 3. Properties
  Item 4. Security Ownership of Certain Beneficial Owners and Management
  Item 5. Directors and Executive Officers
  Item 6. Executive Compensation
  Item 7. Certain Relationships and Related Transactions, and Director Independence
  Item 8. Legal Proceedings
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
  Item 10. Recent Sales of Unregistered Securities
  Item 11. Description of Registrant's Securities to be Registered
  Item 12. Indemnification of Directors and Officers
  Item 13. Financial Statements and Supplementary Data
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
  Item 15. Financial Statements and Exhibits
SIGNATURES